Exhibit 99.1

* VOTE BY TELEPHONE OR INTERNET * CAPITAL TITLE GROUP, INC.

As a Capital Title Group, Inc. stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on August 9, 2006.

To vote your proxy by Internet:

Log on to www.continentalstock.com and have your proxy card available when you access the site. Follow the prompts to vote your shares.

To vote your proxy by Phone:

Dial 1-866-894-0537 and have your proxy card available when you call. Follow the voting instructions to vote your shares.

PLEASE DO NOT RETURN THE CARD BELOW IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

To vote your proxy by Mail:

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

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PROXY		Please mark your votes like this	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

	FOR	AGAINST	ABSTAIN

1. APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 28, 2006, BY AND AMONG CAPITAL TITLE GROUP, INC., LANDAMERICA FINANCIAL GROUP, INC. AND CTG ACQUISITION CORPORATION.	☐	☐	☐

2. APPROVAL OF AN ADJOURNMENT OR POSTPONEMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.	☐	☐	☐

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

[GRAPHIC APPEARS HERE]

Ú FOLD AND DETACH HERE AND READ THE REVERSE SIDE Ú

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CAPITAL TITLE GROUP, INC.

The undersigned appoints Donald R. Head and Mark C. Walker, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Capital Title Group, Inc. held of record by the undersigned at the close of business on July 11, 2006 at the Special Meeting of stockholders of Capital Title Group, Inc. to be held on August 10, 2006 or any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)